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                                CREDIT AGREEMENT

                          Dated as of December 28, 2001

                                      among

                             THE MARCUS CORPORATION,


                                  BANK ONE, NA,
                            as Administrative Agent,



                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO


                                       and


                         BANC ONE CAPITAL MARKETS, INC.,
                      as Lead Arranger and Sole Book Runner




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
                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I DEFINITIONS..........................................................1
         1.1      Certain Defined Terms........................................2
         1.2      Other Interpretive Provisions...............................12
         1.3      Accounting Principles.......................................13

ARTICLE II THE CREDITS........................................................13
         2.1      Amounts and Terms of Commitments............................13
         2.2      Loan Accounts...............................................14
         2.3      Procedure for Borrowing.....................................14
         2.4      Conversion and Continuation Elections.......................15
         2.5      Changes in Aggregate Commitments............................16
         2.6      Optional Prepayments........................................17
         2.7      Repayment...................................................17
         2.8      Interest....................................................17
         2.9      Fees........................................................18
         2.10     Computation of Fees and Interest............................18
         2.11     Payments by the Company.....................................18
         2.12     Payments by the Banks to the Agent..........................19
         2.13     Sharing of Payments, Etc....................................19
         2.14     Extension of Termination Date...............................20

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY............................20
         3.1      Taxes.......................................................20
         3.2      Illegality..................................................21
         3.3      Increased Costs and Reduction of Return.....................22
         3.4      Funding Losses..............................................22
         3.5      Inability to Determine Rates................................23
         3.6      Certificates of Banks.......................................23
         3.7      Substitution of Banks.......................................24
         3.8      Survival....................................................24

ARTICLE IV CONDITIONS PRECEDENT...............................................24
         4.1      Conditions of Initial Loans.................................24
         4.2      Conditions to All Borrowings................................25

ARTICLE V REPRESENTATIONS AND WARRANTIES......................................25
         5.1      Corporate Existence and Power...............................25
         5.2      Corporate Authorization; No Contravention...................26
         5.3      Governmental Authorization..................................26
         5.4      Binding Effect..............................................26
         5.5      Litigation..................................................26


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         5.6      No Default..................................................27
         5.7      ERISA Compliance............................................27
         5.8      Use of Proceeds; Margin Regulations.........................27
         5.9      Title to Properties.........................................28
         5.10     Taxes.......................................................28
         5.11     Financial Condition.........................................28
         5.12     Environmental Matters.......................................28
         5.13     Regulated Entities..........................................28
         5.14     No Burdensome Restrictions..................................29
         5.15     Copyrights, Patents, Trademarks and Licenses, etc...........29
         5.16     Subsidiaries................................................29
         5.17     Insurance...................................................29
         5.18     Full Disclosure.............................................29
         5.19     Subsidiary Indebtedness.....................................30

ARTICLE VI AFFIRMATIVE COVENANTS..............................................30
         6.1      Financial Statements........................................30
         6.2      Certificates; Other Information.............................30
         6.3      Notices.....................................................31
         6.4      Preservation of Corporate Existence, Etc....................32
         6.5      Maintenance of  Property....................................32
         6.6      Insurance...................................................32
         6.7      Payment of Obligations......................................32
         6.8      Compliance with Laws........................................33
         6.9      Employee Benefit Plans......................................33
         6.10     Accounting; Inspection of Property and Books and Records....33
         6.11     Environmental Laws..........................................33
         6.12     Use of Proceeds.............................................33
         6.13     Contingent Obligations......................................33

ARTICLE VII NEGATIVE COVENANTS................................................34
         7.1      Limitation on Liens.........................................34
         7.2      Disposition of Assets.......................................35
         7.3      Merger; Purchase of Assets; Acquisitions; Etc...............35
         7.4      Loans and Investments.......................................36
         7.5      Limitation on Subsidiary Indebtedness.......................36
         7.6      Transactions with Affiliates................................36
         7.7      Use of Proceeds.............................................36
         7.8      Restricted Payments.........................................36
         7.9      Change in Business..........................................36
         7.10     Accounting Changes..........................................37
         7.11     Funded Debt Ratio...........................................37
         7.12     Fixed Charge Coverage Ratio.................................37
         7.13     Subsidiary Dividends........................................37


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ARTICLE VIII EVENTS OF DEFAULT................................................37
         8.1      Event of Default............................................37
         8.2      Remedies....................................................39
         8.3      Rights Not Exclusive........................................40

ARTICLE IX THE AGENT..........................................................40
         9.1      Appointment and Authorization...............................40
         9.2      Delegation of Duties........................................40
         9.3      Liability of Agent..........................................40
         9.4      Reliance by Agent...........................................40
         9.5      Notice of Default...........................................41
         9.6      Credit Decision.............................................41
         9.7      Indemnification.............................................42
         9.8      Agent in Individual Capacity................................42
         9.9      Successor Agent.............................................42
         9.10     Withholding Tax.............................................43

ARTICLE X MISCELLANEOUS.......................................................44
         10.1     Amendments and Waivers......................................44
         10.2     Notices.....................................................45
         10.3     No Waiver; Cumulative Remedies..............................45
         10.4     Costs and Expenses.  The Company shall:.....................46
         10.5     Indemnity...................................................46
         10.6     Payments Set Aside..........................................47
         10.7     Successors and Assigns......................................47
         10.8     Assignments, Participations, Etc............................47
         10.9     Confidentiality.............................................48
         10.10    Set-off.....................................................49
         10.11    Automatic Debits of Fees....................................49
         10.12    Notification of Addresses, Lending Offices, Etc.............50
         10.13    Counterparts................................................50
         10.14    Severability................................................50
         10.15    No Third Parties Benefited..................................50
         10.16    Governing Law and Jurisdiction..............................50
         10.17    Waiver of Jury Trial........................................50
         10.18    Entire Agreement............................................51



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EXHIBITS

         EXHIBIT A  NOTICE OF BORROWING......................................A-1
         EXHIBIT B  NOTICE OF CONVERSION/CONTINUATION........................B-1
         EXHIBIT C  THE MARCUS CORPORATION COMPLIANCE CERTIFICATE............C-1
         EXHIBIT D  FORM OF OPINION OF COMPANY'S COUNSEL.....................D-1
         EXHIBIT E  FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT..............E-1
         EXHIBIT F  FORM OF PROMISSORY NOTE..................................F-1



SCHEDULES

Schedule 1.1               Pricing Schedule
Schedule 2.1               Commitments and Pro Rata Shares
Schedule 5.16              Subsidiaries and Minority Interests
Schedule 7.1               Permitted Liens
Schedule 7.4               Investments
Schedule 10.2              Lending Offices; Addresses for Notices




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
                                CREDIT AGREEMENT


         This CREDIT AGREEMENT is entered into as of December 28, 2001, among THE MARCUS CORPORATION, a Wisconsin corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank") and Bank One, NA, as administrative agent for the Banks.

         WHEREAS, the Company, the Agent and various financial institutions (the "Existing Banks") are parties to a Credit Agreement dated as of December 29, 2000 (the "Existing Credit Agreement"), pursuant to which the Existing Banks have made available to the company a revolving credit facility;

         WHEREAS, the term of the Existing Credit Agreement expires on the date hereof, and the Company, the Agent and the Banks have agreed to enter into this Agreement in replacement of the Existing Credit Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         1.1 Certain Defined Terms. The following terms have the following meanings:

         "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

         "Adjusted Consolidated Cash Flow" means, for any period, the Consolidated Net Income of the Company and its Subsidiaries plus (a) depreciation and amortization for such period, (b) all current and deferred taxes on income, provision for taxes on income, provision for taxes on unremitted foreign earnings which are included in consolidated gross revenues and current additions to reserves, and (c) Interest and Rental Expense for the Company and its Subsidiaries on a consolidated basis.

         "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.


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

         "Agent" means Bank One in its capacity as administrative agent for the Banks hereunder, and any successor administrative agent arising under Section 9.9.

         "Agent-Related Persons" means Bank One and any successor administrative agent arising under Section 9.9, together with their respective Affiliates (including, in the case of Bank One, the Lead Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Agent's Payment Office" means the address for payments set forth on the signature page hereto in relation to the Agent, or such other address as the Agent may from time to time specify.

         "Agreement" means this Credit Agreement.

         "Applicable Margin" means, at any time, with respect to Eurodollar Rate Loans and Base Rate Loans, the rate per annum determined in accordance with
Schedule 1.1.

         "Assignee" has the meaning specified in subsection 10.8(a).

         "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

         "Bank" has the meaning specified in the introductory clause hereto.

         "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

         "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.ss.101, et seq.).

         "Base Rate" means, for any day, a rate of interest per annum equal to the sum of (i) the higher of (a) the Corporate Base Rate for such day and (b) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum, plus (ii) the Applicable Margin.

         "Base Rate Loan" means a Loan that bears interest based on the Base
Rate.

         "Borrowing" means a borrowing hereunder consisting of Loans of the same Type made to the Company on the same day by the Banks under Article II, and, in the case of Eurodollar Rate Loans, having the same Interest Period.

         "Borrowing Date" means any date on which a Borrowing occurs under
Section 2.3.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Chicago are authorized or required by law to close and, if the applicable Business Day relates to any Eurodollar Rate Loan, means such a day on which dealings are carried on in the London interbank market.

         "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

         "Capital Lease" means, as to any Person, any lease which, in accordance with GAAP consistently applied, is or should be capitalized on the books of such Person.

         "Cash Equivalents" means, as to any Person, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than three months from the date of acquisition, (b) time deposits and certificates of deposit of any commercial bank with a long-term unsecured debt rating of at least A or its equivalent from Standard & Poor's Ratings Group or at least A-2 or its equivalent from Moody's Investors Service, Inc., with maturities of not more than three months from the date of acquisition by such Person, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, (d) commercial paper issued by any Person incorporated in the United States, which commercial paper is rated at least A-l or the equivalent thereof by Standard & Poor's Corporation or at least P-l or the equivalent thereof by Moody's Investors Service, Inc., and in each case maturing not more than three months after the date of acquisition by such Person and (e) investments in money market funds, substantially all the assets of which are comprised of securities of the types described in clauses (a) through (d) above.

         "Change of Control" means any event, or combination of events, the result of which is that Stephen H. Marcus and Diane Marcus Gershowitz and their respective heirs, together with the heirs of Ben Marcus, collectively, no longer beneficially own (within the meaning of Rule 13d-3 of the SEC under the Exchange
Act) 51% or more of the voting rights with respect to outstanding shares of the Company.

         "Closing Date" means the date on which all conditions precedent set forth in Section 4.1 are satisfied or waived by all Banks (or, in the case of subsection 4.1(e), waived by the Person entitled to receive such payment).

         "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

         "Commitment", as to each Bank, has the meaning specified in Section
2.1. As of the date of this Agreement, the amount of the combined Commitments of all Banks is $40,000,000.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

         "Consolidated Net Income" means, for any period, the consolidated gross revenues of the Company and its Subsidiaries, less all operating and nonoperating expenses of the Company and its Subsidiaries, including all charges of a proper character (including current and deferred taxes on income, provision for taxes on income, provisions for taxes on unremitted foreign earnings which are included in consolidated gross revenues, and current additions to reserves), all determined in accordance with GAAP consistently applied, but not including in the computation thereof the amounts (including related expenses and any tax effect related thereto) resulting from (i) any gains or losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets), (ii) any gains or losses resulting from the reevaluation of assets, (iii) any gains or losses resulting from an acquisition by the Company or any of its Subsidiaries at a discount of any debt of the Company or any of its Subsidiaries, (iv) any equity of the Company or any of its Subsidiaries in the unremitted earnings of any Person which is not a Subsidiary,
(v) any earnings of any Person acquired by the Company or any of its Subsidiaries through purchase, merger or consolidation or otherwise for any time prior to the date of acquisition, (vi) any deferred credit representing the excess of equity in any Subsidiary of the Company at the date of acquisition over the cost of the investment in such Subsidiary, (vii) any restoration to income of any reserve, except to the extent that provision for such reserve was made out of income accrued during such period, (viii) any net gain from the collection of life insurance policies, or (ix) any gain resulting from any other nonrecurring item.

         "Contingent Obligation" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Obligation shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

         "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code or
Section 4001 of ERISA.

         "Conversion/Continuation Date" means any date on which, under Section 2.4, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

         "Corporate Base Rate" means a rate per annum equal to the corporate base rate or prime rate of interest announced by Bank One or by its parent, BANK ONE CORPORATION, from time to time, changing when and as said corporate base rate or prime rate changes.

         "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

         "Dollars", "dollars" and "$" each mean lawful money of the United
States.

         "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined, capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary; and (iv) any other Person agreed to by the Company and the Agent.

         "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

         "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Rate Loan for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Rate Loan and having a maturity equal to such Interest Period.

         "Eurodollar Rate" means, with respect to a Eurodollar Rate Loan for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Eurodollar Reserve Percentage (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.

         "Eurodollar Rate Loan" means a Loan which, except as otherwise provided in Section 2.8(c), bears interest at the applicable Eurodollar Rate.

         "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any
Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities").

         "Event of Default" means any of the events or circumstances specified in Section 8.1.

         "Exchange Act" means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

         "Facility Fee Rate" means, at any time, the rate per annum determined in accordance with Schedule 1.1.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by Agent in its sole discretion.

         "Fee Letter" has the meaning specified in subsection 2.9(a).


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

         "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

         "Funded Debt" means all Indebtedness for borrowed money (including obligations under Capital Leases and excluding Contingent Obligations with respect to Funded Indebtedness of other Persons).

         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to Government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms) (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all net obligations with respect to Swap Contracts; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

         "Indemnified Liabilities" has the meaning specified in Section 10.5.

         "Indemnified Person" has the meaning specified in Section 10.5.

         "Independent Auditor" has the meaning specified in subsection 6.1(a).

         "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

         "Interest and Rental Expense" means, for any period, all amounts recorded and deducted in computing the Company's Consolidated Net Income for such period in respect of interest charges and expense and rental charges for such period (whether paid or accrued, or a cash or non-cash expense, and in the case of rental payments, including the full amount of those payments made under operating leases or synthetic leases, but only the imputed interest under Capital Leases).

         "Interest Payment Date" means, as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Eurodollar Rate Loan and, as to any Base Rate Loan, the last Business Day of each month and each date such Base Rate Loan is converted into a Eurodollar Rate Loan, provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

         "Interest Period" means, the period commencing on the Borrowing Date of a Eurodollar Rate Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a Eurodollar Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;

provided that:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period shall extend beyond the Termination Date.

         "Investment" means any advance, loan, extension of credit or capital contribution to, or any investment in the capital stock or other equity interest, or debt securities or other obligations of, another Person or any contingent liability incurred for the benefit of another Person.

         "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

         "Joint Venture" means a single-purpose corporation, partnership, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

         "Lead Arranger" means Banc One Capital Markets, Inc.

         "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Eurodollar Lending Office", as the case may be, on Schedule 10.2, or such other office or offices as such Bank may from time to time notify the Company and the Agent.

         "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law), but not including the interest of a lessor under an operating lease.

         "Loan" means an extension of credit by a Bank to the Company under
Article II, and may be a Base Rate Loan or a Eurodollar Rate Loan (each, a "Type" of Loan).

         "Loan Documents" means this Agreement, any Notes, the Fee Letter and all other documents delivered to the Agent or any Bank in connection herewith.

         "Majority Banks" means at any time Banks then holding in excess of 50% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having in excess of 50% of the Commitments.

         "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, liabilities (actual or contingent), properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole;
(b) a material impairment of the ability of the Company or any Subsidiary to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Loan Document.

         "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a) (3) of ERISA, to which the Company or any member of the Controlled Group makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

         "Note" means a promissory note executed by the Company in favor of a Bank pursuant to subsection 2.2(b), in substantially the form of Exhibit F.

         "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

         "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

         "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

         "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

         "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

         "Participant" has the meaning specified in subsection 10.8(d).

         "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

         "Pension Plan" means a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan), and to which the Company or any member of the Controlled Group may have any liability with respect to current or former employees of the Company or any member of the Controlled Group, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         "Permitted Liens" has the meaning specified in Section 7.1.

         "Person" means an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

         "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

         "Replacement Bank" has the meaning specified in Section 3.7.

         "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "Responsible Officer" means the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "Senior Indebtedness" means all Indebtedness of the Company for money borrowed which is not by its terms subordinated in right of payment to the payment of any other Indebtedness of the Company.

         "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

         "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

         "Swap Contract" means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other, similar agreement (including any option to enter into any of the foregoing).

         "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdictions (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

         "Termination Date" means the earlier to occur of:

                  (a) December 27, 2002 (subject to extension at the discretion of the Banks as provided in Section 2.14); and

                  (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

         "Total Capitalization" means, as to any Person and as of any date, the sum of the shareholders' equity of such Person, calculated in accordance with GAAP consistently applied, as shown on a balance sheet of such Person, plus the Funded Debt of such Person.

         "Type" has the meaning specified in the definition of "Loan."

         "United States" and "U.S." each means the United States of America.

         "Welfare Plan" means a "welfare plan", as such term is defined in
Section 3(1) of ERISA.

         "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

         1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                  (ii) The term "including" is not limiting and means "including without limitation."

                  (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

         (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

         (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

         (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

         1.3 Accounting Principles. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

         (a) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                                   ARTICLE II

                                   THE CREDITS

         2.1 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Loan") from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding, together with the principal amount of Loans outstanding in favor of such Bank at such time, the amount set forth next to such Bank's name on Schedule 2.1 (such amount, as the same may be reduced under Section 2.5 or as a result of one or more assignments under Section 10.8, the Bank's

"Commitment"); provided, however, that, after giving effect to any Borrowing, the aggregate principal amount of all outstanding Loans shall not at any time exceed the combined Commitments. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.1, prepay under Section 2.6 and reborrow under this Section 2.1.

         2.2 Loan Accounts. (a) The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

         (b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

         (c) Effective on the Closing Date, all indebtedness (whether for principal, interest, fees or otherwise) previously evidenced by loan accounts or records of Existing Banks or by promissory notes issued to Existing Banks under the Existing Credit Agreement (the "Existing Accounts and Notes") shall automatically, and without further action on the part of the Banks or the Company, become evidenced by the loan accounts or records described in subsection (a) or by one or more Notes described in subsection (b), as the case may be. To that extent, the loan accounts or records described in subsection (a) and the Notes described in subsection (b) (if any) are established and/or issued in renewal of, and evidence the same indebtedness formerly evidenced by, the Existing Accounts and Notes, as well as evidencing all Loans made pursuant to this Agreement.

         2.3 Procedure for Borrowing. (a) Each Borrowing shall be made upon the Company's irrevocable telephonic or written notice delivered to the Agent in the form of a Notice of Borrowing, if written and promptly confirmed by delivery of a form of Notice of Borrowing, if telephonic, which written or telephonic notice must be received by the Agent prior to 9:00 a.m. (Chicago time) (i) two Business Days prior to the requested Borrowing Date, in the case of Eurodollar Rate Loans; and (ii) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                  (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof;

                  (B) the requested Borrowing Date, which shall be a Business
         Day;

                  (C) the Type of Loans comprising the Borrowing; and

                  (D) the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Eurodollar Rate Loans, such Interest Period shall be three months.

         (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

         (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 1:00 p.m. (Chicago time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent by wire transfer in accordance with written instructions provided to the Agent by the Company of like funds as received by the Agent.

         (d) After giving effect to any Borrowing, there may not be more than ten different Interest Periods in effect.

         2.4 Conversion and Continuation Elections. (a) The Company may, upon irrevocable written or telephonic notice (promptly confirmed in writing, if telephonic) to the Agent in accordance with subsection 2.4(b):

                  (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Eurodollar Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Loans of any other Type; or

                  (ii) elect, as of the last day of the applicable Interest Period, to continue any Eurodollar Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of Eurodollar Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such Eurodollar Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Eurodollar Rate Loans shall terminate.

         (b) The Company shall give written or telephonic notice to be received by the Agent not later than 9:00 a.m. (Chicago time) at least (i) two Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Eurodollar Rate Loans; and (ii) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                  (A) the proposed Conversion/Continuation Date;

                  (B) the aggregate amount of Loans to be converted or renewed;

                  (C) the Type of Loans resulting from the proposed conversion or continuation; and

                  (D) in the case of conversions into or continuations of Eurodollar Rate Loans, the duration of the requested Interest Period.

Such notice, if written, shall be in the form of a Notice of Conversion/Continuation and, if telephonic, shall be confirmed with a Notice of Conversion/Continuation.

         (c) If upon the expiration of any Interest Period applicable to Eurodollar Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Eurodollar Rate Loans or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Eurodollar Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

         (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

         (e) Unless the Majority Banks otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as a Eurodollar Rate Loan.

         (f) After giving effect to any conversion or continuation of Loans, there may not be more than five different Interest Periods in effect.

         2.5 Changes in Aggregate Commitments. The Company may, upon not less than four Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section 2.5, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

         2.6 Optional Prepayments. Subject to Section 3.4, the Company may, at any time or from time to time, upon not less than one Business Day's irrevocable notice to the Agent (in the case of Base Rate Loans) and three Business Days' irrevocable notice to the Agent (in the case of Eurodollar Rate Loans), ratably prepay Loans in whole or in part, in minimum amounts of $1,000,000 or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of Eurodollar Rate Loans, accrued interest to each such date on the amount prepaid and any amounts required pursuant to
Section 3.4.

         2.7 Repayment. The Company shall repay to the Banks on the Termination Date the aggregate principal amount of Loans outstanding on such date.

         2.8 Interest. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Eurodollar Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.4).

         (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.6 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

         (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans; provided, however, that, on and after the expiration of any Interest Period applicable to any Eurodollar Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Eurodollar Rate Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 2%.

         (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

         2.9 Fees. (a) Arrangement, Agency Fees. The Company shall pay an arrangement fee to the Lead Arranger for the Lead Arranger's own account, and shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") between the Company and the Lead Arranger and Agent dated December 12, 2001.

         (b) Facility Fee. The Company shall pay to the Agent for the account of each Bank a facility fee on the Bank's Commitment (regardless of usage), computed on a quarterly basis in arrears on the last Business Day of each calendar quarter, equal to the Facility Fee Rate. Such facility fee shall accrue from the date hereof to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on March 31, 2002 through the Termination Date, with the final payment to be made on the Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.5, the accrued facility fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The facility fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

         (c) Upfront Fee. The Company shall pay an upfront fee to the Lead Arranger for the ratable benefit of the Banks as required by the Fee Letter.

         2.10 Computation of Fees and Interest. (a) All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

         (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

         2.11 Payments by the Company. (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 2:00 p.m. (Chicago time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 2:00 p.m. (Chicago time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

         (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

         (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

         2.12 Payments by the Banks to the Agent. (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

         (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

         2.13 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.9) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

         2.14 Extension of Termination Date. At least 30 days but not more than 60 days prior to the Termination Date, the Company, by written notice to the Agent, may request one extension of the Termination Date for an additional period of 364 days. The Agent shall promptly notify each Bank of such request, and each Bank shall in turn, in its sole discretion, within 21 days after receipt of such notice from the Agent, notify the Company and the Agent in writing as to whether such Bank will consent to such extension. If any Bank shall fail to notify the Agent and the Company in writing of its consent to any such request for extension of the Termination Date by such time, such Bank shall be deemed to have not consented to such extension request. The Agent shall notify the Company on or prior to the scheduled Termination Date of the decision of the Banks regarding the Company's request for an extension of the Termination Date. If all the Banks consent in writing to such request as provided above, the Termination Date shall, effective as at the scheduled Termination Date set forth in clause (a) of the definition thereof in Section 1.1, be automatically extended for a period of 364 days; provided that on such date the applicable conditions set forth in Article IV shall be satisfied.

                                  ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.1 Taxes. (a) Any and all payments by the Company to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Company shall pay all Other Taxes.

         (b) The Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

         (c) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

                  (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                  (ii) the Company shall make such deductions and withholdings;

                  (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                  (iv) the Company shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed.

         (d) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

         (e) If the Company is required to pay additional amounts to any Bank or the Agent pursuant to subsection (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

         3.2 Illegality. (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Eurodollar Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make Eurodollar Rate Loans shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

         (b) If a Bank determines that it is unlawful to maintain any Eurodollar Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Eurodollar Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under
Section 3.4, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Eurodollar Rate Loan. If the Company is required to so prepay any Eurodollar Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

         (c) If the obligation of any Bank to make or maintain Eurodollar Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Agent that all Loans which would otherwise be made by the Bank as Eurodollar Rate Loans shall be instead Base Rate Loans.

         (d) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Eurodollar Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank be illegal or otherwise disadvantageous to the Bank.

         3.3 Increased Costs and Reduction of Return. (a) If any Bank determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

         (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation,
(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

         3.4 Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

         (a) the failure of the Company to make on a timely basis any payment of principal of any Eurodollar Rate Loan;

         (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

         (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.6; -

         (d) the prepayment or other payment (including after acceleration thereof) of a Eurodollar Rate Loan on a day that is not the last day of the relevant Interest Period; or

         (e) the automatic conversion under Section 2.4 of any Eurodollar Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Eurodollar Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this Section and under subsection 3.3(a), each Eurodollar Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Eurodollar Rate Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan is in fact so funded.

         3.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate applicable pursuant to subsection 2.8(a) for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Banks of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Eurodollar Rate Loans hereunder shall be suspended until the Agent with the consent of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Eurodollar Rate Loans.

         3.6 Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article III shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

         3.7 Substitution of Banks. Upon the receipt by the Company from any Bank (an "Affected Bank") of a claim for compensation under Section 3.3, the Company may: (i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Company to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "Replacement Bank"); (ii) request one or more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment; or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld)

         3.8 Survival. The agreements and obligations of the Company in this
Article III shall survive the payment of all other Obligations.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.1 Conditions of Initial Loans. The obligation of each Bank to make its initial Loan hereunder is subject to the condition that the Agent have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

         (a) Credit Agreement. This Agreement executed by each party thereto;

         (b) Resolutions; Incumbency.

                  (i) Copies of the resolutions of the board of directors of the Company (or a committee thereof having power to authorize the transactions contemplated hereby) authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

                  (ii) A certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform this Agreement, and all other Loan Documents to be delivered by it hereunder;

         (c) Organization Documents. The articles or certificate of incorporation and the bylaws of the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date.

         (d) Legal Opinions. An opinion of Robin J. Irwin, counsel to the Company and addressed to the Agent and the Banks, substantially in the form of Exhibit D;

         (e) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date;

including any such costs, fees and expenses arising under or referenced in Sections 2.9 and 10.4;

         (f) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                  (i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

                  (ii) no Default or Event of Default exists or would result from the initial Borrowing; and

                  (iii) there has occurred since May 31, 2001, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

         (g) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may request.

         4.2 Conditions to All Borrowings. The obligation of each Bank to make any Loan to be made by it (including its initial Loan) is subject to the satisfaction of the following conditions precedent in the relevant Borrowing
Date:

         (a) Notice of Borrowing. The Agent shall have received a Notice of Borrowing;

         (b) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

         (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing.

Each Notice of Borrowing submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, that the conditions in Section 4.2 are satisfied.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Agent and each Bank that:

         5.1 Corporate Existence and Power. The Company and each of its
Subsidiaries:

         (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

         (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

         (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

         (d) is in compliance with all Requirements of Law; except, with respect to clauses (c) and (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         5.2 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company and its Subsidiaries of this Agreement and each other Loan Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

         (a) contravene the terms of any of that Person's Organization
Documents;

         (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

         (c) violate any Requirement of Law, except to the extent that such violation could not reasonably be expected to have a Material Adverse Effect.

         5.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of the Agreement or any other Loan Document.

         5.4 Binding Effect. This Agreement and each other Loan Document to which the Company or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Company and any or its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement or creditors' rights generally or by equitable principles relating to enforceability.

         5.5 Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

         (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

         (b) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

         5.6 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company or the execution, delivery and performance of a Guaranty by any Subsidiary. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 8.1(e).

         5.7 ERISA Compliance.

         (a) During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement or the making of any Loan hereunder,
(i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Company or any Subsidiary of any material liability, fine or penalty.

         (b) All contributions (if any) have been made to any Multiemployer Plan that are required to be made by the Company or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither the Company nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Plan (except a single withdrawal, with respect to which the liability of the Company and the members of the Controlled Group shall not exceed $l,000,000), incurred any withdrawal liability with respect to any such plan, received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, or continued, might result in a withdrawal or partial withdrawal from any such plan; and neither the Company nor any member of the Controlled Group has received any notice that any Multiemployer Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

         5.8 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 6.12 and Section 7.7.

Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         5.9 Title to Properties. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. The property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

         5.10 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

         5.11 Financial Condition. (a) The audited consolidated financial statements of the Company and its Subsidiaries dated May 31, 2001 and the unaudited consolidated financial statements of the Company and its Subsidiaries dated August 30, 2001; and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year or period ended on such dates:

                  (i) Were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                  (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                  (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

         (b) Since May 31, 2001, there has been no Material Adverse Effect.

         5.12 Environmental Matters. The Company and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.13 Regulated Entities. None of the Company, any person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the

Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

         5.14 No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

         5.15 Copyrights, Patents, Trademarks and Licenses, etc. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except to the extent any such conflict could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         5.16 Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule
5.16 hereto and, except as specifically disclosed in part (b) of Schedule 5.16 has no equity investments in any other corporation or entity, which, as to any one corporation or entity, are equal to or greater than 20% of the aggregate ownership interests in such corporation or entity or the value of which equity investments in any one corporation or entity is equal to or greater than $100,000.

         5.17 Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

         5.18 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         5.19 Subsidiary Indebtedness. No Subsidiary has outstanding any Contingent Obligations with respect to Indebtedness of the Company.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

         6.1 Financial Statements. The Company shall deliver to the Agent and the Banks, in form and detail satisfactory to the Agent and the Majority Banks:

         (a) as soon as available, but not later than 110 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Ernst & Young LLP or another nationally recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records;

         (b) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries;

         6.2 Certificates; Other Information. The Company shall furnish to the Agent and the Banks:

         (a) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b), a Compliance Certificate executed by a Responsible Officer;

         (b) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC, any securities exchange or the National Association of Securities Dealers, Inc.; and

         (c) promptly, such additional information regarding the business, financial or corporate affairs or the Company or any Subsidiary as the Agent, at the request of any Bank, may from time to time request.

         6.3 Notices. The Company shall promptly notify the Agent and each Bank:

         (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

         (b) of any matter that has resulted or may result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary; including pursuant to any applicable Environmental Laws;

         (c) of the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure or any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a lien under Section 302(f) of ERISA) or to any Multiemployer Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond on or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Plan), or any material increase in the contingent liability of the Company with respect to any post-retirement Welfare Plan benefit, or any notice that any Multiemployer Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated or that any such plan is or may become insolvent;

         (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries.

         Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary Proposes to take with respect thereto and at what time. Each notice under subsection 6.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

         6.4 Preservation of Corporate Existence, Etc. The Company shall and shall cause each Subsidiary to:

         (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

         (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 7.3 and sales or assets permitted by Section 7.2;

         (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

         (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         6.5 Maintenance of Property. The Company shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         6.6 Insurance. The Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

         6.7 Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

         (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

         (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

         (c) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         6.8 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Poor Standards Act), except as such may be contested in good faith or as to which a bona fide dispute may exist.

         6.9 Employee Benefit Plans. The Company shall maintain and cause each or its Subsidiaries to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

         6.10 Accounting; Inspection of Property and Books and Records. The Company shall maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with GAAP consistently applied, and to comply with the requirements of this Agreement and the other Loan Documents. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

         6.11 Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws except to the extent any such noncompliance could not reasonably be expected to have a Material Adverse Effect.

         6.12 Use of Proceeds. The Company shall use the proceeds of the Loans for working capital, capital expenditures, commercial paper backup and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

         6.13 Contingent Obligations. If any Subsidiary shall have any Contingent Obligations with respect to any Indebtedness of the Company, the Company shall cause such Subsidiary to take such actions as are reasonably necessary, or as the Agent or any Bank may reasonably request from time to time, to guarantee the Obligations.

                                  ARTICLE VII

                               NEGATIVE COVENANTS

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

         7.1 Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

         (a) Liens for taxes not delinquent or for taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on the books and records of the Company or any Subsidiary;

         (b) Liens (other than any Lien imposed by ERISA) created and maintained in the ordinary course of business which are not material in the aggregate, and which would not constitute or result in a Material Adverse Effect, and which constitute (i) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (ii) good faith deposits in connection with bids, tenders, contracts or leases to which the Company or a Subsidiary is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (iii) Liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, (iv) Liens securing taxes, assessments or other charges or levies of any Governmental Authority not yet subject to penalties for nonpayment, and (v) pledges or deposits to secure public or statutory obligations of the Company or a Subsidiary, or surety, customs or appeal bonds to which the Company or a Subsidiary is a party;

         (c) Liens affecting real property which constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property; provided, however, that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Company or any Subsidiary;

         (d) each Lien described in Schedule 7.1 may be suffered to exist upon the same terms as those existing on the date hereof, but no extension or renewal thereof shall be permitted except for a refinancing in the ordinary course of business for an amount not in excess of the original amount subject to such Lien;

         (e) purchase money Liens upon or in property of the Company or a subsidiary acquired after the Closing Date; provided, however, that no such Lien shall extend to or cover any other property of the Company or a Subsidiary or secure an amount in excess of the lesser of the purchase price or the market value of such property; and

         (f) other Liens provided that the aggregate outstanding amount of Indebtedness secured by all such other Liens shall not exceed $15,000,000 at any time after the Closing Date.

         7.2 Disposition of Assets. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except: (a) inventory sold in the ordinary course of business upon customary credit terms and sales of obsolete or damaged material or equipment, (b) sales of assets in connection with sale-leaseback transactions in an amount not to exceed $10,000,000 and (c) other sales of assets not to exceed 10% of the consolidated total assets of the Company and its Subsidiaries in any fiscal year of the Company ending after the Closing Date; except that (x) any Subsidiary may sell, lease, transfer or otherwise dispose of its assets to the Company or any other Subsidiary; and (y) the Company may sell, lease, transfer or otherwise dispose of assets in excess of the limitations set forth above if the proceeds thereof (i) are used to purchase or are committed to purchase other property of a similar nature of at least equivalent value within one year of such sale, lease, transfer or other disposition or (ii) are used to prepay Senior Indebtedness (including the Loans) on a pro-rata basis.

         7.3 Merger; Purchase of Assets; Acquisitions; Etc. The Company shall not, and shall not suffer or permit any Subsidiary to purchase or otherwise acquire, whether in one or a series of transactions, all or a substantial portion of the business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of any Person, or all or a substantial portion of the capital stock of or other ownership interest in any other Person; nor merge or consolidate or amalgamate with any other Person or take any other action having a similar effect, nor enter into any Joint Venture or similar arrangement with any other Person; provided, however, that this Section 7.3 shall not prohibit any Acquisition by the Company or any of its Subsidiaries of any Person engaged in substantially the same business as the Company or such Subsidiary if
(a) in the case of an Acquisition of stock or a merger, the acquired Person shall be immediately merged with and into the Company or such Subsidiary which shall be the surviving corporation, and (b) immediately after such Acquisition, no Default or Event of Default shall exist or shall have occurred and be continuing and, prior to the consummation of such Acquisition, the Company shall have provided to the Bank a certificate of a Responsible Officer (attaching computations to demonstrate compliance with all financial covenants hereunder) stating that such Acquisition complies with this Section 7.3 and will not cause a Default or Event of Default to occur or continue and that any other conditions under this Agreement and the other Loan Documents relating to such transaction have been satisfied; and provided, further, that this Section 7.3 shall not prohibit any merger or consolidation solely between or among the Company and its Subsidiaries, so long as the Company is the surviving person of such merger or consolidation.

         7.4 Loans and Investments. The Company shall not and shall not suffer or permit any Subsidiary to make or commit to make any Investment, other than:
(a) Investments in Cash Equivalents; (b) Investments in its existing Subsidiaries; (c) Investments in new Subsidiaries consisting of partnerships or limited liability companies engaged in the business of owning and operating hotels or motels, movie theaters or restaurants; (d) loans or advances to franchisees not to exceed $10,000,000, on a consolidated basis, in the aggregate at any time after the Closing Date; (e) Investments listed in the attached
Schedule 7.4, (f) Investments (excluding contingent liabilities) to owners of properties or businesses managed by the Company or a Subsidiary not to exceed $15,000,000, on a consolidated basis, in the aggregate at any time after the Closing Date; (g) Investments, consisting of contingent liabilities, to owners of properties or businesses managed by the Company or a Subsidiary not to exceed $10,000,000, on a consolidated basis, in the aggregate at any time after the Closing Date; and (h) other Investments (including contingent liabilities) not to exceed $3,000,000 on a consolidated basis, in the aggregate at any time after the Closing Date.

         7.5 Limitation on Subsidiary Indebtedness. The Company shall not permit any Subsidiary to create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except Indebtedness, which when added to the Indebtedness secured by Liens permitted under Sections 7.1(d), (e) and (f) shall not exceed 5% of Total Capitalization.

         7.6 Transactions with Affiliates. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

         7.7 Use of Proceeds. The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

         7.8 Restricted Payments. The Company shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, if a Default or Event of Default has occurred and is continuing or would result from any of the foregoing.

         7.9 Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary to, change the nature of its business from that engaged in on the date hereof or engage in any other businesses other than those in which it is engaged on the date hereof or other than those related thereto.

         7.10 Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.

         7.11 Funded Debt Ratio. The Company shall not permit or suffer the ratio of Funded Debt to Total Capitalization to exceed at any time 0.55 to 1.0.

         7.12 Fixed Charge Coverage Ratio. The Company shall not permit or suffer the ratio at any fiscal quarter end for the four fiscal quarters then ending of Adjusted Consolidated Cash Flow to Interest and Rental Expense to be less than 3.0 to 1.0.

         7.13 Subsidiary Dividends. The Company shall not, and shall not permit any Subsidiary to, enter into any agreement that would restrict the ability of any Subsidiary to pay dividends.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         8.1 Event of Default. Any of the following shall constitute an "Event of Default":

         (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within three days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

         (b) Representation or Warranty. Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

         (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.1, 6.2, 6.3, 6.4, 6.9 or 6.12 or in Article VII; or

         (d) Other Defaults. The Company or any Subsidiary party thereto fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

         (e) Cross-Default. The Company or any Subsidiary (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

         (f) Insolvency; Voluntary Proceedings. The Company or any Subsidiary
(i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

         (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or
(iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

         (h) Pension Plans. (i) Institution of any steps by the Company or any other Person to terminate a Pension Plan if as a result of such termination the Company could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $10,000,000;
(ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Company and the Controlled Group have incurred on the date of such withdrawal) exceeds $10,000,000; or

         (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $10,000,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

         (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (k) Change of Control. There occurs any Change of Control; or

         (l) Loss of Licenses. The Company or any Subsidiary for any reason loses any material license, permit or franchise, or the Company or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

         (m) Adverse Change. There occurs a Material Adverse Effect.

         8.2 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

         (a) declare the commitment of each Bank to make Loans to be terminated, whereupon such commitments shall be terminated;

         (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

         (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 8.1 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

         8.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE IX

                                    THE AGENT

         9.1 Appointment and Authorization. Each Bank hereby irrevocably (subject to Section 9.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

         9.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         9.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

         9.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

         (a) For purposes of determining compliance with the conditions specified in Section 4.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

         9.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article VIII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

         9.6 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

         9.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

         9.8 Agent in Individual Capacity. Bank One and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though Bank One were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Bank One or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank One shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include Bank One in its individual capacity.

         9.9 Successor Agent. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.4 and 10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

         9.10 Withholding Tax. (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

                  (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                  (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9; and

                  (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

         (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

         (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

         (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

         (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

                                   ARTICLE X

                                  MISCELLANEOUS

         10.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

         (a) increase (except as provided in Section 2.5) or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.2);

         (b) postpone or delay any date for any scheduled payment of principal or any date for payment of interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

         (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

         (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

         (e) amend this Section, or Section 2.13, or any provision herein providing for consent or other action by all Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

         10.2 Notices. (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 10.2, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.2; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

         (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX shall not be effective until actually received by the Agent.

         (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

         10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         10.4 Costs and Expenses. The Company shall:

         (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse Bank One (including in its capacity as Agent) and the Lead Arranger within ten days after demand (subject to subsection 4.1(e)) for all costs and expenses incurred by Bank One (including in its capacity as Agent) and the Lead Arranger in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by Bank One (including in its capacity as Agent) and the Lead Arranger with respect thereto; and

         (b) pay or reimburse the Agent, the Lead Arranger and each Bank within ten days after demand (subject to subsection 4.1(e)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding)

         10.5 Indemnity. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

         10.6 Payments Set Aside. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

         10.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

         10.8 Assignments, Participations, Etc. (a) Any Bank may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000 (or the remaining amount of such Bank's Loans and Commitment, if less); provided, however, that the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until
(i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,500 (including, without limitation, in connection with any assignment by a Bank to a Bank).

         (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

         (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with subsection 10.8(a)) the Company shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

         (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 10.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.1, 3.3 and 10.5 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

         (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         10.9 Confidentiality. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on such Company's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.

         10.10 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         10.11 Automatic Debits of Fees. With respect to any commitment fee, arrangement fee, or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent, Bank One or the Lead Arranger under the Loan Documents, the Company hereby irrevocably authorizes Bank One to debit any deposit account of the Company with Bank One in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in Bank One's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

         10.12 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

         10.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

         10.14 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         10.15 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         10.16 Governing Law and Jurisdiction. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

         10.17 Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS

AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         10.18 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                 THE MARCUS CORPORATION

                                 By: /s/ Stephen H. Marcus
                                     ------------------------------------------
                                 Title: President
                                        ---------------------------------------


                                 BANK ONE, NA (Main Office Chicago),
                                    as Agent

                                 By: /s/ A.F. Maggiore
                                     ------------------------------------------
                                 Title: Director, Banc One Capital Markets, Inc.
                                        ---------------------------------------


                                 BANK ONE, NA (Main Office Chicago),
                                    as a Bank

                                 By: /s/ A.F. Maggiore
                                     ------------------------------------------
                                 Title: Director, Banc One Capital Markes, Inc.
                                        ---------------------------------------


                                 LASALLE BANK NATIONAL ASSOCIATION

                                 By: /s/ James A. Meyer
                                     ------------------------------------------
                                 Title: Senior Vice President
                                        ---------------------------------------


                                 M&I MARSHALL & ILSLEY BANK

                                 By: /s/ Leo D. Freeman
                                     ------------------------------------------
                                 Title: Vice President
                                        ---------------------------------------

                                 By: /s/ James R. Miller
                                     ------------------------------------------
                                 Title: Vice President
                                        ---------------------------------------

                                 ASSOCIATED BANK, N.A.

                                 By: /s/ Mark Matthiesen
                                     ------------------------------------------
                                 Title: Vice President
                                        ---------------------------------------

                                  Schedule 1.1

                                PRICING SCHEDULE

----------------------   ----------------   ---------------   ----------------
  Funded Debt
   to Total                  Facility         Eurodollar            Base
 Capitalization              Fee Rate         Rate Margin        Rate Margin
----------------------   ----------------   ---------------   ----------------

Level I                       0.200%              1.050%             0%
<=.25:1

Level II                      0.250%              1.250%             0%
<=.35:1 but >.25:1

Level III                     0.300%              1.450%             0%
<=.50:1 but >.35:l

Level IV                      0.350%              1.650%             0%
>.50:1

         Initially, the Eurodollar Rate Margin, the Base Rate Margin and the Facility Fee Rate shall be at Level III. The Eurodollar Rate Margin, the Base Rate Margin and the Facility Fee Rate shall be adjusted, to the extent applicable, five Business Days after receipt by the Agent of the financial statements required by Section 6.1 for the most recent fiscal quarter based on the ratio of Funded Debt to Total Capitalization as of the last day of such fiscal quarter; provided that if the Company fails to deliver the financial statements required by Section 6.1 by the 60th day (or, if applicable, the 110th day) after any fiscal quarter, the Eurodollar Rate Margin, the Base Rate Margin and the Facility Fee Rate that would apply if the ratio of Funded Debt to Total Capitalization were greater than .50:1 shall apply until five Business Days after such financial statements are delivered.

                                  SCHEDULE 2.1

                                   COMMITMENTS

                               AND PRO RATA SHARES

         Bank                                 Commitment          Pro Rata Share

Bank One, NA                                 $10,000,000               25%

LaSalle Bank National Association            $10,000,000               25%

M&I Marshall & Ilsley Bank                   $10,000,000               25%

Associated Bank, N.A.                        $10,000,000               25%

                                  SCHEDULE 10.2

                    EURODOLLAR AND DOMESTIC LENDING OFFICES,
                              ADDRESSES FOR NOTICES


BANK ONE, NA,
  as Agent

Agency Compliance Division
One Bank One Plaza
Suite IL1-0352, 15th Floor
Chicago, Illinois 60670
Facsimile:        (312) 732-2038

BANK ONE, NA,
  as a Bank

Domestic and Eurodollar Lending Office:

One Bank One Plaza
Chicago, Illinois 60670
Attention:  Ed Milka
Telephone:        (312) 732-7611
Facsimile:        (312) 732-2715

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

111 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Attention:  Anthony F. Maggiore, Managing Director
Telephone:        (414) 765-3111
Facsimile:        (414) 765-2625


LASALLE BANK NATIONAL ASSOCIATION

Domestic and Eurodollar Lending Office:

411 East Wisconsin Avenue
Suite 1250
Milwaukee, WI 53202
Attention:  Jennifer Hulen

Telephone:        (414) 220-9244
Facsimile:        (414) 224-0071

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

411 East Wisconsin Avenue
Suite 1250
Milwaukee, WI 53202
Attention:  Jennifer Hulen
Telephone:        (414) 220-9244
Facsimile:        (414) 224-0071

M&I MARSHALL & ILSLEY BANK

Domestic and Eurodollar Lending Office:

770 North Water Street
Milwaukee, WI 53202
Attention:  James R. Miller/Leo D. Freeman
Telephone:        (414) 765-7779
Facsimile:        (414) 765-7625

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

770 North Water Street
Milwaukee, WI 53202
Attention:  James R. Miller/Leo D. Freeman
Telephone:        (414) 765-7779
Facsimile:        (414) 765-7625

ASSOCIATED BANK, N.A.

Domestic and Eurodollar Lending Office:

401 East Kilbourn Avenue
Milwaukee, WI 53202
Attention:  Mark Matthiesen
Telephone:        (414) 283-2208
Facsimile:        (414) 283-2336

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

401 East Kilbourn Avenue
Milwaukee, WI 53202
Attention:  Mark Matthiesen
Telephone:        (414) 283-2208
Facsimile:        (414) 283-2336

                                    EXHIBIT A

                               NOTICE OF BORROWING



Date:  ________________


To: Bank One, NA as Administrative Agent for the Banks parties to the Credit Agreement dated as of December 28, 2001 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among The Marcus Corporation, certain Banks which are signatories thereto and Bank One, NA, as Administrative Agent


Ladies and Gentlemen:

         The undersigned, The Marcus Corporation (the "Company"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.3 of the Credit Agreement, of the Borrowing specified below:

          1. The Business Day of the proposed Borrowing is _____________.

          2. The aggregate amount of the proposed Borrowing is $____________.

          3. The Borrowing is to be comprised of $__________ of [Base Rate] [Eurodollar Rate] Loans.

          4. The duration of the Interest Period for the Eurodollar Rate Loans included in the Borrowing shall be _____ months.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                    (a) the representations and warranties of the Company contained in Article V of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); and

                    (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing.

                                        THE MARCUS CORPORATION


                                        By:
                                            ------------------------------------

                                        Title:
                                               ---------------------------------

                                    EXHIBIT B

                        NOTICE OF CONVERSION/CONTINUATION



                                                       Date:  __________________


To: Bank One, NA, as Administrative Agent for the Banks parties to the Credit Agreement dated as of December 28, 2001 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among The Marcus Corporation, certain Banks which are signatories thereto and Bank One, NA, as Administrative Agent


Ladies and Gentlemen:

         The undersigned, The Marcus Corporation (the "Company") refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.4 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

          1. The Conversion/Continuation Date is _______________, ____.

          2. The aggregate amount of the Loans to be [converted] [continued] is $_______________.

          3. The Loans are to be [converted into] [continued as] [Eurodollar Rate] [Base Rate] Loans.

          4. [If applicable:] The duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be [____ months].

                                         THE MARCUS CORPORATION


                                         By:
                                             -----------------------------------

                                         Title:
                                                --------------------------------

                                    EXHIBIT C

                             THE MARCUS CORPORATION
                             COMPLIANCE CERTIFICATE


                                          Financial Statement Date:  ___________


         Reference is made to that certain Credit Agreement dated as of December 28, 2001 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among The Marcus Corporation, (the "Company"), the several financial institutions from time to time parties to this Credit Agreement (the "Banks") and Bank One, NA, as Administrative Agent for the Banks (in such capacity, the "Agent"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

         The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _______________ of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Banks and the Agent on the behalf of the Company and its consolidated Subsidiaries, and that:

          1. Enclosed herewith is a copy of the [annual audit/quarterly] report of the Company as at __________ (the "Computation Date").

          2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

          3. To the best of the undersigned's knowledge, the Company, during such period, has observed, performed or satisfied all of its covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by the Company, and the undersigned has no knowledge of any Default or Event of Default.

          4. The following financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ____________________.

                                         THE MARCUS CORPORATION


                                         By:
                                             -----------------------------------

                                         Title:
                                                --------------------------------

                             The Marcus Corporation
                             Compliance Certificate
                                   Schedule 1
Schedule 7.1 - Liens

1.   Liens under Section 7.1(e)                                      $_________

2.   Liens under Section 7.1(f)
     (a)   Permitted basket                                          $15,000,000
     [(b)  Actual outstanding other liens]                           $_________

Section 7.2 - Disposition of Assets

1.   Sales in connection with sale-leaseback transactions
     (a)   Aggregate Permitted                                       $10,000,000
     (b)   Actual sale-leaseback transactions                        $_________

2.   Other permitted asset sales
     (a)   Aggregate permitted annually (10% of consolidated
           total assets)                                             $_________
     (b)   Actual aggregate sales year to date                       $_________

Section 7.4 - Loans and Investments

1.   Loans and Investments to franchisees (limit $10,000,000)        $_________

2.   Cash Investments to owners of properties or businesses
     managed by Company or a Subsidiary (limit $10,000,000)          $_________

3.   Non-cash Investments to owners of properties or
     businesses managed by Company or a Subsidiary
     (limit $5,000,000)                                              $_________

4.   Other Investments (limit $3,000,000)                            $_________

Section 7.5 - Limitation on Subsidiary Indebtedness

1.   Aggregate secured debt and subsidiary debt.
     (a)   Indebtedness secured by Liens under Section 7.1(d)        $_________
     (b)   Indebtedness secured by Liens under Section 7.1(e)        $_________
     (c)   Indebtedness secured by Liens under Section 7.1(f)        $_________
     (d)   Subsidiary Indebtedness not included above                $_________
     (e)   Sum of (a) through (d)                                    $_________

2.   Total Permitted
     (a)   Total Capitalization                                      $_________
     (b)   5% of (a)                                                 $_________

Section 7.11 - Funded Debt Ratio

1.   Actual
     (a)   Funded Debt                                               $_________
     (b)   Total Capitalization                                      $_________
     (c)   Ratio of (a) to (b)                                        ___ to 1.0

2.   Maximum Ratio Permitted                                         0.55 to 1.0

Section 7.12 - Fixed Charge Coverage Ratio

1.   Adjusted Consolidated Cash Flow for 12 month period
     (a)   Consolidated Net Income                                   $_________
     (b)   depreciation and amortization                             $_________
     (c)   taxes                                                     $_________
     (d)   Interest and Rental Expense                               $_________
     (e)   Sum of (a) through (d)                                    $_________

2.   Ratio of (e) to (d)                                              ___ to 1.0

3.   Minimum Ratio Permitted                                          3.0 to 1.0

                                   EXHIBIT D



                                 ROBIN J. IRWIN
                                 Attorney at Law
                     11514 N. Port Washington Road - Suite 3
                          Mequon, Wisconsin 53092-3442
                        (262) 241-4940 Fax (262) 241-5045
                           E-mail: rjirwinjd@juno.com

                                                               December 28, 2001


To: Bank One, NA, as Administrative Agent, and the other Banks, parties from time to time to the Credit Agreement hereinafter referred to

          Re: $40,000,000 Credit Agreement dated as of December 28, 2001 between The Marcus Corporation (the "Company"), Bank One, N.A., as Administrative Agent, and certain other financial institutions

Gentlemen:

          The undersigned has acted as counsel for the Company in connection with the negotiation, execution and delivery of the Credit Agreement and other Loan Documents. This opinion letter is delivered pursuant to Section 4.1(d) of the Credit Agreement. Unless otherwise defined herein or the context otherwise requires, all capitalized terms used in this opinion letter shall have the respective meanings assigned to them in the Credit Agreement.

          In rendering the opinion set forth herein, I have reviewed the Credit Agreement and the other Loan Documents. In addition, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Articles of Incorporation and Bylaws of the Company as in effect on the date hereof and such other documents, records, certificates and instruments as in my judgment are necessary or appropriate as the basis for the opinions expressed below.

          Based upon the foregoing and subject to the qualifications set forth herein, I am of the opinion that:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has full corporate power and authority to own and hold under lease its property and to conduct its business substantially as currently conducted by it. The Company has full corporate power and authority to obtain the Loans and to enter into and perform its obligations under each Loan Document.

          2. The Company's execution, delivery and performance of the Loan Documents are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not:

          A.        contravene the Company's Organization Documents;

          B. contravene any Requirement of Law which is applicable to transactions of the type provided for in the Loan Documents (a "Relevant Law");

Bank One, NA
December 28, 2001
Page 2


          C. to the best of my knowledge contravene any order, injunction, writ or degree of any court or any other Governmental Authority (a "Relevant Order");

          D. conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party; or

          E. result in, or require the creation or imposition of, any Lien on the Company's property under any Relevant Law or Relevant Order.

          3. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the Company's due execution, delivery or performance of the Loan Documents to which it is a party.

          4. The Loan Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

          The opinion set forth above is subject to the following qualifications and limitations:

          A. The enforceability of the Loan Documents may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance or transfer, moratorium, or other similar laws and court decisions, now or hereafter in effect, relating to or affecting the right of creditors generally;

          B. The enforceability of the Loan Documents is subject to the application of and may be limited by general principles of equity; and

          C. The remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          D. This opinion is given as of the date hereof and is intended to apply only to those facts and circumstances which exist as of the date hereof. I assume no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to my attention, including any change in law which may hereafter occur.

          E. The opinions herein are limited to the laws of the State of Illinois, the State of Wisconsin and the federal law of the United States. I am not a member of the Illinois Bar. Accordingly, the opinions expressed herein are based on the assumption that Illinois law is the same as Wisconsin Law in all respects material to the opinions expressed above.

          This opinion letter is rendered solely for your benefit in connection with the above transaction. Without my prior written consent, this opinion letter may not be: (i) relied upon by any other party or for any other purpose;
(ii) quoted in whole or in part or otherwise referred to

Bank One, NA
December 28, 2001
Page 3

in any report or document; or (iii) furnished (the original or copies thereof) to any party except in connection with the enforcement of the Loan Documents; provided, however, that copies of this opinion letter may be furnished to regulatory authorities, assignees and participants (actual or potential) in the Loans and pursuant to the requirements of process.

                                                          Very truly yours,



                                                          Robin J. Irwin

                                    EXHIBIT E

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


       This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of ____________, ____ is made between ______________________________ (the "Assignor") and __________________________
(the "Assignee").

                                    RECITALS

       WHEREAS, the Assignor is party to that certain Credit Agreement dated as of December 28, 2001 (as amended, amended and restated, modified, supplemented or renewed, the "Credit Agreement") among The Marcus Corporation, (the "Company"), the several financial institutions from time to time party thereto (including the Assignor, the "Banks") and Bank One, NA, as administrative agent for the Banks (the "Agent"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance, are used herein as defined in the Credit Agreement;

       WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the "Loans") to the Company in an aggregate amount not to exceed $___________ (the "Commitment");

       WHEREAS, [the Assignor has made Loans in the aggregate principal amount of $__________ to the Company] [no Loans are outstanding under the Credit Agreement]; and

       WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, [together with a corresponding portion of each of its outstanding Loans,] in an amount equal to $__________ (the "Assigned Amount") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

       NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

       1. Assignment and Acceptance.

              (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "Assignee's Percentage Share") of (A) the Commitment [and the Loans] of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

       [If appropriate, add paragraph specifying payment to Assignor by Assignee of outstanding principal of, accrued interest on, and fees with respect to, Loans assigned.]

              (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections 10.4 and 10.5 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

              (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $_________.

              (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $_________.

       2. Payments.

              (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $_______, representing the Assignee's Pro Rata Share of the principal amount of all Loans.

              (b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in Section 10.8 of the Credit Agreement.

       3. Reallocation of Payments.

       Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment and Loans shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

       4. Independent Credit Decision.

       The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 6.l of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

       5. Effective Date; Notices.

              (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, _____ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

                     (i) this Assignment and Acceptance shall be executed and
              delivered by the Assignor and the Assignee;

                     (ii) the consent of the Company and the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section 10.8 of the Credit Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

                     (iii) the Assignee shall pay to the Assignor all amounts
              due to the Assignor under this Assignment, and Acceptance; and

                     (iv) the processing fee referred to in Section 2(b) hereof and in Section 10.8 of the Credit Agreement shall have been paid to the Agent; and

                     (v) the Assignor shall have assigned and the Assignee shall have assumed a percentage equal to the Assignee's Percentage Share of the rights and obligations of the Assignor under the Credit Agreement (if such agreement exists).

              (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Company and the Agent for acknowledgment by the Agent, a Notice of Assignment substantially in the form attached hereto as Schedule 1.

       6. Agent. [INCLUDE ONLY IF ASSIGNOR IS ADMINISTRATIVE AGENT]

              (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Credit Agreement.

              (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]

       7. Withholding Tax.

       The Assignee (a) represents and warrants to the Bank, the Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Bank with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Company prior to the time that the Agent or Company is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

       8. Representations and Warranties.

              (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim;
       (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and
       (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

              (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

              (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

       9. Further Assurances.

       The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

       10. Miscellaneous.

              (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

              (b) All payments made hereunder shall be made without any set-off or counterclaim.

              (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

              (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

              (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ILLINOIS. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in Illinois over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Illinois State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

              (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

       [Other provisions to be added as may be negotiated between the Assignor and the Assignee, provided that such provisions are not inconsistent with the Credit Agreement.]

       IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.


                                                        [ASSIGNOR]


                                     By:
                                         ---------------------------------------

                                     Title:
                                            ------------------------------------

                                                        [ASSIGNEE]

                                     By:
                                         ---------------------------------------

                                     Title:
                                            ------------------------------------

                                   SCHEDULE 1

                       NOTICE OF ASSIGNMENT AND ACCEPTANCE


                                                          ----------------, ----


Bank One, NA, as
Administrative Agent
One Bank One Plaza
Chicago, IL 60670

The Marcus Corporation
Suite 1700
250 East Wisconsin Avenue
Milwaukee, WI  52202

Ladies and Gentlemen:

       We refer to the Credit Agreement dated as of December 28, 2001 (as amended, amended and restated, modified, supplemented or renewed from time to time the "Credit Agreement") among The Marcus Corporation (the "Company") the Banks referred to therein and Bank One, NA as administrative agent for the Banks (the "Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

       1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "Assignor") to _______________ (the
"Assignee") of _____% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor,] [and] all outstanding Loans made by the Assignor pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). Before giving effect to such assignment the Assignor's Commitment is $ __________ [,] [and] the aggregate amount of its outstanding Loans is $_____________.

       2. The Assignee agrees that, upon receiving the consent of the Agent and, if applicable, The Marcus Corporation to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

       3. The following administrative details apply to the Assignee:

                  (A)      Notice Address:

                           Assignee name:
                                            ------------------------------------
                           Address:
                                            ------------------------------------

                           Attention:
                                            -----------------------------------
                           Telephone:       (   )
                                            -----------------------------------
                           Telecopier:      (   )
                                            -----------------------------------

                  (B)      Payment Instructions:

                           Account No.
                                            -----------------------------------
                             At:
                                            -----------------------------------

                           Reference:
                                            -----------------------------------
                           Attention:
                                            -----------------------------------

       4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.


                                         Very truly yours,

                                         [NAME OF ASSIGNOR]


                                         By:
                                             -----------------------------------

                                         Title:
                                                --------------------------------

                                         [NAME OF ASSIGNEE]


                                         By:
                                             -----------------------------------

                                         Title:
                                                --------------------------------

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:


THE MARCUS CORPORATION

By:
    ----------------------------------

Title:
       -------------------------------


BANK ONE, NA,
   as Administrative Agent

By:
    ----------------------------------

Title:
       -------------------------------

                                    EXHIBIT F

                            [FORM OF PROMISSORY NOTE

$
 --------------                                            ---------------, ----


       FOR VALUE RECEIVED, the undersigned, The Marcus Corporation, (the "Company"), hereby promises to pay to the order of __________________ (the "Bank") the principal sum of _________ Dollars ($___________) or, if less, the aggregate unpaid principal amount of all Loans made by the Bank to the Company pursuant to the Credit Agreement, dated as of December 28, 2001 (such Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being hereinafter called the "Credit Agreement"), among the Company, the Bank, the other banks parties thereto and Bank One, NA, as Administrative Agent on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

       The Bank is authorized to endorse the amount and the date on which each Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Promissory Note (the "Note").

       This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

       Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.


                                            THE MARCUS CORPORATION


                                            By:
                                                --------------------------------

                                            Title:
                                                   -----------------------------

                               Schedule A to Note

                BASE RATE LOANS AND REPAYMENT OF BASE RATE LOANS



                   (2)
                 Amount              (3)                  (4)              (5)
                   Of           Maturity Date       Amount of Base      Notation
   (1)          Base Rate        of Base Rate          Rate Loan          Made
   Date           Loan               Loan               Repaid             By
   ----           ----               ----               ------             --

                               Schedule B to Note

          EURODOLLAR RATE LOANS AND REPAYMENT OF EURODOLLAR RATE LOANS

                     (2)
                   Amount                                (4)
                     Of               (3)             Amount of           (5)
                 Eurodollar      Maturity Date        Eurodollar        Notation
    (1)              Rate         of Eurodollar         Rate Loan         Made
   Date             Loan           Rate Loan            Repaid             By
   ----             ----           ---------            ------             --